UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2009

FISHER COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Fourth Avenue N., Suite 510, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-404-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2009, Jerry A. St. Dennis notified Fisher Communications, Inc. (the "Company") of his intention not to stand for re-election to the Company’s Board of Directors at the Company’s 2009 annual shareholders’ meeting.

Item 8.01 Other Events.

This Current Report on Form 8-K (this "Form 8-K") is being filed to update and supersede the description of our capital stock contained in our registration statement on Form 10 (File No. 000-22439) filed with the Securities and Exchange Commission (the "SEC") on June 18, 1997 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports we have filed for purposes of updating that description. We are filing this Form 8-K in accordance with the principles of Interpretation 99 of Section G of the Manual of Publicly Available Telephone Interpretations of the SEC Division of Corporation Finance. This description will be available for incorporation by reference into certain of our filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act, including registration statements.

References in Item 8.01 of this Form 8-K to "us," "we," "our" or "Fisher" mean Fisher Communications, Inc., a Washington corporation.

DESCRIPTION OF CAPITAL STOCK
General

We are currently authorized to issue 12,000,000 shares of common stock, $1.25 par value per share (the "Common Stock"). The following description of the Common Stock and the material provisions of our Amended and Restated Articles of Incorporation, as amended to date (the "Articles"), and Bylaws is a summary and is qualified in its entirety by reference to the Articles and Bylaws, copies of which have been filed with the SEC.

Common Stock

The holders of Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of the shareholders, except in the case of the election of directors. The Bylaws provide for cumulative voting for director elections, giving each shareholder the right to vote, in person or by proxy, the number of shares owned by such shareholder times the number of persons being elected as directors and for whose election such shareholder has a right to vote, or to cumulate such votes by giving one nominee as many votes as the number of directors being elected multiplied by the number of shares owned, or by distributing such votes on the same principle among any number of nominees. For example, when three directors are to be elected, a holder of 100 shares may cast 300 votes for a single nominee, apportion 100 votes to each of the three nominees or apportion 300 votes in any other manner. The Bylaws provide that a majority of shares entitled to vote constitutes a quorum. If a quorum is present, action on any matter, other than the election of directors, will be approved if the votes cast in favor of the action by shares entitled to vote exceed the votes cast against the action by shares entitled to vote, unless the vote of a greater number is required by the Washington Business Corporation Act (the "WBCA") or by the Articles. The Articles contain no provisions requiring a greater number of votes than provided in the Bylaws. Unless otherwise provided in the Articles, the director candidates elected will be those receiving the largest number of votes cast, up to the number of directors to be elected.

All shares of Common Stock are entitled to share ratably in respect of dividends, if any, or other distributions in cash, stock or property, if any, that may be declared by our board of directors out of legally available funds. Upon our dissolution or liquidation, the holders of Common Stock are entitled to share ratably in all of our assets remaining after payment of all debt and other liabilities. The holders of Common Stock do not have preemptive, subscription or conversion rights to purchase shares of Common Stock, and the Common Stock is not subject to further calls or assessments. There are no redemption or sinking fund provisions available to the Common Stock. Shares of Common Stock are freely transferable, subject to certain restrictions on resale imposed on (i) affiliates of Fisher, and (ii) persons having received shares of Common Stock pursuant to the Amended and Restated Fisher Communications Incentive Plan of 1995, the Fisher Communications Incentive Plan of 2001 and the Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan.

Anti-Takeover Effects of our Articles and Bylaws

The provisions of our Articles and Bylaws described below could discourage potential acquisition proposals and could delay or prevent a change of control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. Such provisions could have the effect of discouraging others from making offers for the Common Stock.

Classified Board of Directors. The Articles and the Bylaws provide for the division of the board of directors into three classes designated as Class 1, Class 2 and Class 3, respectively, nearly equal in size as possible with staggered three-year terms. In no event will a class be comprised of fewer than three directors. At each annual meeting of the shareholders, successors to the directors whose terms expire at that annual meeting are elected for a three-year term, with each director to hold office until (i) a successor has been duly elected and qualified, (ii) their earlier death, resignation or removal from office or (iii) there is a decrease in the number of directors. As a result, approximately one-third of the board of directors will be elected each year. Because this system of electing directors generally makes it more difficult for shareholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of us and makes it more difficult for shareholders to change the composition of our board of directors.

Amendment of Bylaws. Our Bylaws grant our board of directors the power to alter, amend or repeal our Bylaws, or adopt new Bylaws. However, our board of directors may not repeal or amend any Bylaw that shareholders, in amending or repealing such Bylaw, have expressly provided may not be amended or repealed by our board of directors. Our shareholders may also alter, amend and repeal our Bylaws, or adopt new Bylaws.

Requirements for advance notification of shareholder nominations and proposals. Our Bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee thereof. The advance notice procedures may have the effect of precluding the conduct of certain business at a meeting, including nominations of director candidates, if the proper notice is not provided.

Washington Law Regarding Certain Business Transactions

Certain provisions of the WBCA, briefly summarized below, may be considered to have an anti-takeover effect and may delay, deter, or prevent a tender offer, proxy contest or other takeover attempt that a shareholder might consider to be in such shareholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by shareholders.

As a Washington corporation, we are subject to the provisions of the WBCA, including Section 23B.19. In general, Section 23B.19 prohibits a Washington corporation from engaging in a "significant business transaction" for a period of five years after the acquisition of 10% or more of the corporation's outstanding voting shares by a third party (an "acquiring person"), unless (i) the significant business transaction or the acquisition of the threshold number of shares by the acquiring person is approved, prior to the acquisition of the shares, by a majority of the directors of the target corporation or (ii) the significant business transaction is approved, at or subsequent to the acquisition of the shares, by a majority of the directors of the target corporation and by the affirmative vote of at least two-thirds of the outstanding voting shares (other than shares beneficially owned or under the voting control of the acquiring person) at an annual or special meeting of shareholders. "Significant business transaction" is defined to include, among other things, (i) a merger of the target corporation or any subsidiary thereof with the acquiring person or any affiliate or associate of the acquiring person; (ii) a sale, lease, mortgage, or other disposition or encumbrance, to or with the acquiring person or affiliate or associate, of 5% or more of the target corporation's assets; (iii) the termination of 5% or more of the employees of the target corporation or its subsidiaries employed in Washington; (iv) the issuance, transfer or redemption by the target corporation or any subsidiary, of shares or of options, warrants, or rights to acquire shares of the target corporation or any subsidiary, to or beneficially owned by an acquiring person or any of its affiliates or associates, unless on the same terms as are offered to all other target corporation shareholders; and (v) the liquidation or dissolution of the target corporation proposed by, or pursuant to an agreement or understanding with, an acquiring person or any of its affiliates or associates.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

Exchange

The Common Stock is listed on the Nasdaq Global Market under the symbol "FSCI."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

February 17, 2009	By:	/s/ Joseph L. Lovejoy

Name: Joseph L. Lovejoy
Title: Senior Vice President & Chief Financial Officer